Exhibit 99.1

Press Release

Contact:

Charles F. Cargile, 949/863-3144

Newport Corporation, Irvine, CA

investor@newport.com

or

Christopher Harrison, 212/896-1267

KCSA Strategic Communications

newport@kcsa.com

NEWPORT CORPORATION REPORTS

FIRST QUARTER 2015 RESULTS

Irvine, California — May 6, 2015 — Newport Corporation (NASDAQ: NEWP) today reported financial results for its first quarter ended April 4, 2015, and its outlook for the second quarter and full year of 2015.  The company noted the following regarding the first quarter results:

•                        Net sales of $156.7 million and new orders of $154.6 million;

•                        Net income of $8.7 million, or $0.21 per diluted share, when measured according to generally accepted accounting principles (GAAP);

•                        Non-GAAP net income of $14.6 million, or $0.36 per diluted share, excluding the amortization of intangible assets, stock-based compensation expense, acquisition-related, restructuring and severance costs, losses on disposals of assets and the tax impact of the excluded amounts; and

•                        Repurchases of approximately 300,000 shares of common stock for approximately $6.0 million during the quarter.

Newport’s sales and orders by end market were as follows:

				Percentage	Percentage
	Three Months Ended			Change vs.	Change vs.
	April 4,	January 3,	March 29,	Prior	Prior Year
(In thousands, except percentages, unaudited)	2015	2015	2014	Quarter	Period
Sales by End Market

Scientific research	$35,365	$34,780	$31,881	1.7%	10.9%
Microelectronics	39,877	41,612	33,953	-4.2%	17.4%
Life and health sciences	32,586	34,038	34,262	-4.3%	-4.9%
Defense and security	14,398	14,310	11,577	0.6%	24.4%
Industrial manufacturing and other	34,429	33,989	35,217	1.3%	-2.2%
Total	$156,655	$158,729	$146,890	-1.3%	6.6%

Orders by End Market

Scientific research	$34,534	$40,772	$28,255	-15.3%	22.2%
Microelectronics	36,193	44,782	42,579	-19.2%	-15.0%
Life and health sciences	30,374	51,738	29,662	-41.3%	2.4%
Defense and security	15,186	18,821	11,325	-19.3%	34.1%
Industrial manufacturing and other	38,338	36,207	35,463	5.9%	8.1%
Total	$154,625	$192,320	$147,284	-19.6%	5.0%

Note:  Newport’s fiscal quarter ended January 3, 2015 was comprised of 14 weeks, whereas its fiscal quarters ended April 4, 2015 and March 29, 2014 were each comprised of 13 weeks.

Commenting on the results, Robert J. Phillippy, Newport’s President and Chief Executive Officer, stated, “The Newport team is off to a strong start in 2015.  Our first quarter sales and new orders increased 6.6% and 5.0%, respectively, compared with the prior year first quarter, despite the unfavorable impact of foreign exchange rates.  More importantly, we continued to leverage this sales growth into higher profit levels.  On a non-GAAP basis, our operating income of $21.9 million increased 22.1%, and our earnings per diluted share of $0.36 increased 24.1%, compared with the prior year first quarter.  We believe that our strong performance is the direct result of effective execution in our business and the increasing contributions of our strategic growth initiatives.”

Operating Income and Net Income

Newport reported operating income for the first quarter of 2015 of $13.6 million, or 8.7% of net sales, when calculated in accordance with GAAP.  On a non-GAAP basis, excluding the amortization of intangible assets, stock-based compensation expense, acquisition-related, restructuring and severance costs and losses on disposals of assets, the company’s operating income for the first quarter of 2015 was $21.9 million, or 13.9% of net sales.

On a GAAP basis, the company reported net income for the first quarter of 2015 of $8.7 million, or $0.21 per diluted share.  On a non-GAAP basis, excluding the items referenced above and the tax impact of such excluded amounts, the company’s net income for the first quarter of 2015 was $14.6 million, or $0.36 per diluted share.

The company has provided a reconciliation of its gross profit, operating income, net income and net income per diluted share calculated in accordance with GAAP and on a non-GAAP basis following the statements of income and comprehensive income included in this release.  Management believes that the supplemental presentation of non-GAAP financial information provides insight into the company’s core business results, as well as a useful resource for comparison of its financial results between periods.

Liquidity and Share Repurchase Program

As of April 4, 2015, the company had a total of $32.7 million in cash, cash equivalents, restricted cash and marketable securities, total indebtedness of $81.6 million and $166.3 million of borrowing capacity available on its revolving credit facility.  In the first quarter of 2015, Newport generated $5.1 million in cash from operations.

Mr. Phillippy stated, “Our prudent allocation of capital enables us to strengthen our operating and financial position while enhancing value for our shareholders through accretive acquisitions and share repurchases.  During the first quarter, we paid $8.4 million, net of adjustments and cash received, to acquire FEMTOLASERS Produktions GmbH, a leading developer and manufacturer of advanced ultrafast lasers headquartered in Vienna, Austria, and we used approximately $6.0 million to repurchase Newport shares.  Since the third quarter of 2014, we have used $16.3 million to repurchase approximately 870,000 shares at an average price of $18.73, representing more than 2% of Newport’s outstanding shares.”  The company noted that approximately 3.0 million shares remain available for repurchase under the program previously authorized by the company’s board of directors, and the company expects to continue to repurchase shares for the foreseeable future.  The amount and timing of future repurchases will depend on factors such as the company’s share price level, its other capital requirements and the terms of the company’s credit facility.

Acquisitions

On February 11, 2015, Newport completed its acquisition of FEMTOLASERS, adding to the company’s significant expertise and intellectual property position in advanced ultrafast laser systems.  Newport expects FEMTOLASERS to contribute approximately $5 million to $8 million in sales during the remainder of 2015, and expects the acquisition to be accretive to the company’s earnings in the next 12 months.  FEMTOLASERS’ results were immaterial to Newport’s first quarter 2015 income statement.

Financial Outlook

Commenting on Newport’s full year outlook, Mr. Phillippy said, “We are encouraged by our first quarter performance, and expect to have record sales and non-GAAP net income again in 2015.  Our business and the end markets we serve are well balanced, and although conditions in these markets vary, we are confident that Newport’s overall trajectory is very positive.  We will continue to efficiently allocate our capital to increase our earnings per share through accretive, strategic acquisitions, share buybacks and debt reductions.”

Commenting specifically on the second quarter of 2015, Mr. Phillippy added, “In the second quarter, we expect our sales to increase year-over-year once again, despite the anticipated unfavorable impact of foreign exchange rates, to between $154 million and $161 million, and we expect to again achieve year-over-year increases in non-GAAP operating income and non-GAAP earnings per diluted share.”

ABOUT NEWPORT CORPORATION

Newport Corporation is a leading global supplier of advanced-technology products and systems to customers in the scientific research, microelectronics, life and health sciences, industrial manufacturing and defense/security markets.  Newport’s innovative solutions leverage its expertise in advanced technologies, including lasers, photonics and precision motion equipment, and optical components and sub-systems, to enhance the capabilities and productivity of its customers’ manufacturing, engineering and research applications.  Newport is part of the Standard & Poor’s SmallCap 600 Index and the Russell 2000 Index.

Learn more about Newport at www.newport.com and follow the company on Twitter, YouTube and Facebook.  To download Newport’s investor relations app, which offers access to its SEC filings, press releases, videos, audiocasts and more, please visit Apple’s App Store for the iPhone and iPad or Google Play for Android mobile devices.

INVESTOR CONFERENCE CALL

Robert J. Phillippy, President and Chief Executive Officer, and Charles F. Cargile, Senior Vice President, Chief Financial Officer and Treasurer, will host an investor conference call today, May 6, 2015, at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to review the company’s results for the first quarter of 2015 and its business outlook for the second quarter and remainder of 2015.  The call will be open to all interested investors through a live audio web broadcast via the Internet at www.newport.com/investors.  The call also will be available to investors and analysts by dialing 877-375-4189 within the U.S. and Canada or 973-935-2046 from abroad.

The webcast will be archived on the Newport website and can be reached through the same link.  An archived webcast will also be available on Newport’s investor relations app.  A telephonic playback of the conference call will be available by calling 855-859-2056 within the U.S. and Canada and 404-537-3406 from abroad.  Playback will be available beginning at 8:00 p.m. Eastern time on Wednesday, May 6, 2015, and continue through 11:59 p.m. Eastern time on Wednesday, May 13, 2015.  The replay passcode is 22767580.

SAFE HARBOR STATEMENT

This news release contains forward-looking statements, including without limitation statements regarding the company’s expectation of continuing to repurchase shares for the foreseeable future; the expected future sales and earnings accretion of FEMTOLASERS; the company’s expectation of achieving record sales and non-GAAP net income in 2015; the company’s confidence in its overall very positive trajectory and its expectation that it will continue to grow its earnings per diluted share via accretive, strategic acquisitions, share buybacks and debt reductions; and the company’s expected sales, non-GAAP operating income and non-GAAP earnings per diluted share in the second quarter of 2015.  Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.  Assumptions relating to the foregoing involve judgments and risks with respect to, among other things, the strength of business conditions in the industries Newport serves, particularly the semiconductor and defense and security industries; Newport’s ability to achieve the expected benefits from the integration of acquired businesses; Newport’s ability to successfully penetrate and increase sales to its targeted end markets; the levels of private and governmental research funding worldwide; potential order cancellations and push-outs; future economic, competitive and market conditions, including those in Europe and Asia and those related to its strategic markets; whether its products will continue to achieve customer acceptance; and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Newport.  Certain of these judgments and risks are discussed in more detail in Newport’s periodic reports filed with the Securities and Exchange Commission.  Although Newport believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in forward-looking statements will be realized.  In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by Newport or any other person that Newport’s objectives or plans will be achieved.  Newport undertakes no obligation to revise the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

###

Newport Corporation

Consolidated Statements of Income and Comprehensive Income

(Unaudited)

	Three Months Ended
	April 4,	March 29,
(In thousands, except per share amounts)	2015	2014

Net sales	$156,655	$146,890
Cost of sales	86,374	81,431
Gross profit	70,281	65,459

Selling, general and administrative expenses	40,609	39,206
Research and development expense	14,955	14,138
Loss (gain) on sale or other disposal of assets, net	1,088	(411)
Operating income	13,629	12,526

Interest and other expense, net	(903)	(976)
Income before income taxes	12,726	11,550

Income tax provision	4,062	3,609
Net income	8,664	7,941
Net income attributable to non-controlling interests	—	55
Net income attributable to Newport Corporation	$8,664	$7,886

Net income	$8,664	$7,941
Other comprehensive income (loss):
Foreign currency translation (losses) gains	(6,211)	461
Unrecognized net pension gains	470	43
Unrealized (losses) gains on investments and marketable securities	(108)	20
Other comprehensive income (loss)	(5,849)	524
Comprehensive income	$2,815	$8,465

Comprehensive income attributable to non-controlling interests	$—	$69
Comprehensive income attributable to Newport Corporation	2,815	8,396
Comprehensive income	$2,815	$8,465

Net income per share attributable to Newport Corporation:
Basic	$0.22	$0.20
Diluted	$0.21	$0.19

Shares used in the computation of net income per share:
Basic	39,601	39,525
Diluted	40,560	40,499

Other operating data:
New orders received during the period	$154,625	$147,284
Backlog at the end of period scheduled to ship within 12 months	$175,165	$192,122

Newport Corporation

Supplemental Non-GAAP Measures

(Unaudited)

	Three Months Ended
	April 4,	March 29,
(In thousands, except percentages and per share amounts)	2015	2014
Net sales	$156,655	$146,890

Cost of sales:
Cost of sales - GAAP	$86,374	$81,431
Amortization of intangible assets	955	962
Stock-based compensation expense	396	212
Non-GAAP cost of sales	85,023	80,257
Non-GAAP gross profit	$71,632	$66,633

Non-GAAP gross profit as a percentage of net sales	45.7%	45.4%

Operating income:
Operating income - GAAP	$13,629	$12,526
Amortization of intangible assets	2,089	2,479
Stock-based compensation expense	4,084	2,337
Acquisition-related, restructuring and severance costs	962	968
Loss (gain) on sale or other disposal of assets, net	1,088	(411)
Non-GAAP operating income	$21,852	$17,899

Non-GAAP operating income as a percentage of net sales	13.9%	12.2%

Net income attributable to Newport Corporation:
Net income - GAAP	$8,664	$7,886
Amortization of intangible assets	2,089	2,479
Stock-based compensation expense	4,084	2,337
Acquisition-related, restructuring and severance costs	962	968
Loss (gain) on sale or other disposal of assets, net	1,088	(411)
Income tax provision on non-GAAP adjustments	(2,322)	(1,691)
Non-GAAP net income	$14,565	$11,568

Net income per diluted share attributable to Newport Corporation:
Net income - GAAP	$0.21	$0.19
Total non-GAAP adjustments	0.15	0.10
Non-GAAP net income per diluted share	$0.36	$0.29

Newport Corporation

Consolidated Balance Sheets

(Unaudited)

	April 4,	January 3,
(In thousands)	2015	2015

ASSETS
Current assets:
Cash and cash equivalents	$31,192	$46,883
Restricted cash	1,524	1,704
Marketable securities	6	57
Accounts receivable, net	103,946	96,512
Inventories, net	121,188	112,440
Current deferred tax assets	20,885	20,734
Prepaid expenses and other current assets	22,053	14,948
Total current assets	300,794	293,278

Property and equipment, net	82,914	82,793
Goodwill	104,643	97,524
Long-term deferred tax assets	5,204	5,005
Intangible assets, net	72,093	70,811
Investments and other assets	27,494	30,516
Total assets	$593,142	$579,927

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	$3,567	$3,772
Accounts payable	35,990	31,448
Accrued payroll and related expenses	35,967	34,607
Accrued expenses and other current liabilities	34,227	31,797
Total current liabilities	109,751	101,624

Long-term debt	78,000	71,000
Pension liabilities	27,724	28,554
Long-term deferred tax liabilities	14,559	14,272
Other long-term liabilities	7,616	7,773

Total stockholders’ equity	355,492	356,704
Total liabilities and stockholders’ equity	$593,142	$579,927